Exhibit 8.1
September 7, 2010
Focus Media Holding Limited
Unit No. 1, 20th Floor, The Centrium
60 Wyndham Street
Central, Hong Kong
Ladies and Gentlemen:
     We have acted as United States counsel to Focus Media Holding Limited (the “Company”), in connection with the Registration Statement on Form F-3, including the prospectus contained therein (together, the “Registration Statement”), to be filed by the Company on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares of the Company’s Ordinary Shares, par value US$0.00005 per share, which will be represented by American depositary shares which may be evidenced by American depositary receipts.
     We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

-2-	September 7, 2010
     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm that the statements set forth under the caption “Taxation —United States Federal Income Taxation,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.
     We do not express any opinion herein concerning any law other than the United States federal income tax law.
     We hereby consent to the filing of this opinion with the U.S. Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement.
Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP